Exhibit 99.1

December 20, 2021

QVC Issues Statement Regarding North Carolina Fulfillment Center Fire

ENGLEWOOD, Colo.--(BUSINESS WIRE)— On Saturday, December 18, 2021, QVC, Inc. (“QVC” or “the Company”) experienced a fire at its QVC Rocky Mount, Inc. fulfillment center in North Carolina. At this time, the Company is focused on the safety and well-being of its team members and is taking steps to provide them with support and resources. The building will be closed until further notice. QVC will continue to pay the salaries of all team members unable to work due to the facility closure at least through the end of December and is evaluating other options to help them.

QVC is working to assess the financial and business impacts of the incident and evaluate alternatives to normalize operations as soon as practicable. Rocky Mount is the Company’s second-largest fulfillment center processing ~25-30% of volume for both QVC and HSN businesses and is the Company’s primary returns center for hard goods, which create significant challenges to a prompt resolution. However, over the last 48 hours, the Company has taken a number of steps designed to protect the operational integrity of the business and the customer experience notwithstanding this tragic event. QVC has engaged in a preliminary review of salvageable inventory at the facility, diverted inbound orders to other parts of the ecosystem and begun evaluating secondary facilities that could be employed to supplement fulfillment and returns demand while Rocky Mount remains closed.

In addition, the Company carries customary insurance that includes protection for fire damage, and the applicable carriers have been notified; no additional information about the Company’s insurance coverage is available at this time.

QVC is working with state and local authorities as they investigate the source of this incident.

We are immensely grateful for the support we received from the first responders, as well as state and local authorities, who all worked diligently to address and contain this devastating situation.

QVC is a wholly owned subsidiary of Qurate Retail, Inc. (Nasdaq: QRTEA, QRTEB, QRTEP).

About Qurate Retail, Inc.

Qurate Retail, Inc. (“QRI”) is a Fortune 500 company comprised of seven leading retail brands – QVC®, HSN®, Zulily®, Ballard Designs®, Frontgate®, Garnet Hill®, and Grandin Road® (collectively, “Qurate Retail GroupSM”). Globally, Qurate Retail Group is a world leader in video commerce, among the top e-commerce retailers in North America (according to Digital Commerce 360), and a leader in mobile commerce and social commerce. The retailer reaches approximately 218 million homes worldwide via 14 television networks and reaches millions more via multiple streaming services, social pages, mobile apps, websites, print catalogs, and in-store destinations. QRI also holds various minority interests and green energy investments.

This press release includes certain forward-looking statements, including statements regarding recent events at the Rocky Mount, North Carolina distribution center, future financial performance and prospects, matters relating to inventory and shipping, and other matters that are not historical facts.  These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ongoing assessment and evaluation of these events and our ability to normalize operations.  These forward-looking statements speak only as of the date of this press release, and QRI and QVC each expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in QRI or QVC’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QRI and QVC, including their most recent Forms 10-K and 10-Q, for additional information about QRI, QVC and the risks and uncertainties related to QRI and QVC’s businesses which may affect the statements made in this press release.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.